As filed with the Securities and Exchange Commission on April 12, 2001
                                             Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         AMERICAN ITALIAN PASTA COMPANY
             (Exact name of registrant as specified in its charter)

              Delaware                                     84-1032638
    (State or other jurisdiction                        (I.R.S. Employer
  of incorporation or organization)                    Identification No.)

                        4100 N. Mulberry Drive, Suite 200
                           Kansas City, Missouri 64116

                                 (816) 584-5000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

            AMERICAN ITALIAN PASTA COMPANY 2000 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

Timothy S. Webster                           With Copies to:
President and Chief Executive Officer        James M. Ash
American Italian Pasta Company               Blackwell Sanders Peper Martin LLP
4100 N. Mulberry Drive, Suite 200            2300 Main Street, Suite 1100
Kansas City, Missouri  64116                 Kansas City, Missouri 64108
(816) 584-5000                               (816) 983-8000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
---------------------------------------- -------------- --------------- --------------- ---------------
                                                           Proposed        Proposed
 Title of each class of securities to    Amount to be      maximum         maximum        Amount of
             be registered                registered       offering       aggregate      registration
                                                          price per     offering price       fee
                                                            share
---------------------------------------- -------------- --------------- --------------- ---------------
Class A Convertible Common Stock,          1,000,000      $32.33 (1)     $32,330,000        $8,083
par value $.001 per share                   shares
---------------------------------------- -------------- --------------- --------------- ---------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The maximum offering price per share is based on the average of the high and low prices of the Registrant's Class A Convertible Common Stock as listed on the New York Stock Exchange on April 6, 2001.

                                EXPLANATORY NOTE



     As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Commission by American Italian Pasta Company (the "Company") are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended September 29, 2000, filed with the Commission on December 22, 2000.

     2. The Company's Current Report on Form 8-K, filed with the Commission on October 10, 2000.

     3. The Company's Current Report on Form 8-K, filed with the Commission on October 20, 2000.

     4. The Company's Current Report on Form 8-K, filed with the Commission on January 5, 2001.

     5. The Company's Current Report on Form 8-K, filed with the Commission on January 16, 2001.

     6. The Company's Current Report on Form 8-K, filed with the Commission on January 24, 2001.

     7. The Company's Quarterly Report on Form 10-Q for the quarter ended December 29, 2000, filed with the Commission on February 5, 2001.

     8. The description of the Company's Class A Common Stock, par value $.001 per share, contained in the Company's Registration Statement on Form 8-A12B, filed with the Commission on September 22, 1997, and including any further amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

        Not applicable.

Item 5.  Interests of Named Experts and Counsel.

        Not applicable.

Item 6.  Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law ("DGCL") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

        As permitted by the DGCL, the Company's Certificate of Incorporation includes a provision that eliminates the personal liability of each of the Company's directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Company or the Company's stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL regarding unlawful dividends and stock purchases; or (4) for any transaction from which the director derived any improper personal benefit.

        As permitted by the DGCL, the Company's Certificate of Incorporation and/or the Company's Bylaws provide that (1) the Company shall indemnify the Company's directors and officers and may indemnify the Company's other employees and agents to the fullest extent permitted by the DGCL, subject to certain very limited exceptions (including that any person seeking indemnification in connection with all or part of a proceeding initiated by that person shall be indemnified only if the proceeding (or part thereof) was authorized by the Company's board of directors); (2) the Company shall advance expenses, as incurred, to the Company's directors and officers in connection with a legal proceeding, subject to certain very limited exceptions (including that the Company will only advance expenses to a director or officer for proceedings or portions of proceedings initiated by that person if the proceeding (or part thereof) was authorized by the Company's board of directors ); (3) the rights conferred in the Company's Certificate of Incorporation and Bylaws are not exclusive; and (4) the Company may maintain insurance, at the Company's expense, to protect the Company and any director, officer, employee, or agent of the Company or of another entity (or to protect a person serving in any other capacity with the Company or another entity) against any expenses, liabilities or losses, whether or not the Company would have the power to indemnify such person against such expenses, liabilities or losses under the DGCL. In accordance with (4), above, the Company maintains a $10,000,000 public companies directors, officers and corporate liability insurance policy insuring against liability for, among other things, securities law violations.

Item 8.  Exhibits.

4.1     The specimen certificate representing the Company's Class A
        Convertible Common Stock, par value $0.001 per share, which is attached as Exhibit 4.1 to the Company's registration statement on Form S-1, as amended (Commission file no. 333-32827) (the "IPO Registration Statement"), is incorporated by reference herein as Exhibit 4.1.

4.2     The specimen certificate representing the Company's Class B
        Convertible Common Stock, par value $0.001 per share, which is attached as Exhibit 4.2 to the IPO Registration Statement, is incorporated by reference herein as Exhibit 4.2.

4.3 Section 7.1 of the Company's amended and restated Certificate of Incorporation, dated October 7, 1997, which is attached as Exhibit 3.1 to the IPO Registration Statement, is incorporated by reference herein as Exhibit 4.3.

4.4     Article II of the Company's amended and restated Bylaws, dated
        October 7, 1997, which is attached as Exhibit 3.2 to the IPO Registration Statement, is incorporated by reference herein as Exhibit 4.4.

4.5 Sections 1, 2, 3, 4 of Article III of the Company's amended and restated Bylaws, dated October 7, 1997, which is attached as Exhibit 3.2 to the IPO Registration Statement, is incorporated by reference herein as Exhibit 4.5.

4.6 Article VII of the Company's amended and restated Bylaws, dated October 7, 1997, which is attached as Exhibit 3.2 to the IPO Registration Statement, is incorporated by reference herein as Exhibit 4.6.

4.7     Article IX of the Company's amended and restated Bylaws dated
        October 7, 1997, which is attached as Exhibit 3.2 to the IPO Registration Statement, is incorporated by reference herein as Exhibit 4.7.

4.8     American Italian Pasta Company 2000 Equity Incentive Plan, as amended.

5       Opinion of Blackwell Sanders Peper Martin LLP, counsel to the Company.

23.1    Consent of Blackwell Sanders Peper Martin LLP (included in Exhibit 5).

23.2    Consent of Ernst & Young LLP, Independent Auditors.

24 Powers of Attorney (included in the signature page to the Registration Statement).

Item 9.  Undertakings.

Rule 415 Offering.
-----------------

     The undersigned Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Incorporation of Subsequent Exchange Act Documents by Reference.
---------------------------------------------------------------

     The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Form S-8 Registration Statement.
-------------------------------

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on April 11,
2001.

                                    AMERICAN ITALIAN PASTA COMPANY

                                    By: /s/ Timothy S. Webster
                                        ---------------------------------------
                                           Timothy S. Webster
                                           President and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby severally constitute and appoint Timothy S. Webster and Warren B. Schmidgall, and each of them singly, with full power of substitution and resubstitution, as his or her true and lawful attorneys with full power to them, and each of them singly, to sign for the undersigned and in the names of the undersigned in the capacities indicated below, any and all amendments to this Registration Statement on Form S-8, and generally to do all such things in the names of the undersigned and in their capacities as indicated below to enable American Italian Pasta Company to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming the signatures of the undersigned as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

           Signature                             Title                            Date
           ---------                             -----                            ----

    /s/ Horst W. Schroeder         Chairman of the Board of Directors      April 11, 2001
------------------------------
       Horst W. Schroeder

     /s/ Robert H. Niehaus                      Director                   April 11, 2001
-----------------------------
       Robert H. Niehaus

  /s/ Richard S. Thompson                       Director                   April 11, 2001
-----------------------------
      Richard S. Thompson

     /s/ Jonathan E. Baum                       Director                   April 11, 2001
-----------------------------
        Jonathan E. Baum

      /s/ David Y. Howe                         Director                   April 11, 2001
-----------------------------
         David Y. Howe


                                       7

    /s/ Mark C. Demetree                        Director                   April 11, 2001
-----------------------------
        Mark C. Demetree

   /s/ William R. Patterson                     Director                   April 11, 2001
-----------------------------
      William R. Patterson

      /s/ John P. O'Brien                       Director                   April 11, 2001
-----------------------------
        John P. O'Brien

      /s/ James A. Heeter                       Director                   April 11, 2001
-----------------------------
        James A. Heeter

   /s/ Timothy S. Webster
-----------------------------          Director, President, Chief          April 11, 2001
       Timothy S. Webster            Executive Officer ( Principal
                                           Executive Officer)

 /s/ Warren B. Schmidgall
-----------------------------      Executive Vice President, Chief         April 11, 2001
      Warren B. Schmidgall         Financial Officer (Principal
                                   Financial and Accounting Officer)




                                Index of Exhibits



   Exhibit
   Number      Document
   ------      --------


     4.1 The specimen certificate representing the Company's Class A Convertible Common Stock, par value $0.001 per share, which is attached as Exhibit 4.1 to the Company's registration statement on Form S-1, as amended (Commission file no. 333-32827) (the "IPO Registration Statement"), is incorporated by reference herein as
          Exhibit 4.1.

     4.2 The specimen certificate representing the Company's Class B Convertible Common Stock, par value $0.001 per share, which is attached as Exhibit 4.2 to the IPO Registration Statement, is incorporated by reference herein as Exhibit 4.2.

     4.3 Section 7.1 of the Company's amended and restated Certificate of Incorporation, dated October 7, 1997, which is attached as Exhibit 3.1 to the IPO Registration Statement, is incorporated by reference herein as Exhibit 4.3.

     4.4 Article II of the Company's amended and restated Bylaws, dated October 7, 1997, which is attached as Exhibit 3.2 to the IPO Registration Statement, is incorporated by reference herein as Exhibit 4.4.

     4.5 Sections 1, 2, 3, 4 of Article III of the Company's amended and restated Bylaws, dated October 7, 1997, which is attached as Exhibit
          3.2 to the IPO Registration Statement, is incorporated by reference herein as Exhibit 4.5.

     4.6 Article VII of the Company's amended and restated Bylaws, dated October 7, 1997, which is attached as Exhibit 3.2 to the IPO Registration Statement, is incorporated by reference herein as Exhibit 4.6.

     4.7 Article IX of the Company's amended and restated Bylaws dated October 7, 1997, which is attached as Exhibit 3.2 to the IPO Registration Statement, is incorporated by reference herein as Exhibit 4.7.

     4.8  American Italian Pasta Company 2000 Equity Incentive Plan, as amended.

     5    Opinion of Blackwell Sanders Peper Martin LLP, counsel to the Company.

     23.1 Consent of Blackwell Sanders Peper Martin LLP (included in Exhibit 5).

     23.2 Consent of Ernst & Young LLP, Independent Auditors.

     24 Powers of Attorney (included in the signature page to the Registration Statement).

                                                                   Exhibit 4.8

                         AMERICAN ITALIAN PASTA COMPANY
                           2000 EQUITY INCENTIVE PLAN


                                   SECTION 1
                              PURPOSE AND DURATION

     1.1 Establishment; Effective Date. American Italian Pasta Company hereby establishes an incentive compensation plan. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units and Performance Shares. This Plan shall be effective on the date of its adoption by the Company's Board of Directors, subject to approval of the Company's stockholders.

     1.2 Purpose of this Plan. This Plan is intended to attract, motivate, and retain (a) employees of the Company and its Affiliates, (b) consultants who provide significant services to the Company and its Affiliates, and (c) members of the Board of Directors of the Company who are employees of neither the Company nor any Affiliate. This Plan also is designed to further the growth and financial success of the Company and its Affiliates by aligning the interests of the Participants, through the ownership of Shares and through other incentives, with the interests of the Company's stockholders.

                                   SECTION 2
                                  DEFINITIONS

     The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

     "1934 Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

     "Affiliate" means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by or under common control with the Company.

     "Affiliated SAR" means an SAR that is granted in connection with a related Option, and that automatically will be deemed to be exercised at the same time that the related Option is exercised.

     "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units or Performance Shares.

     "Award Agreement" means the written agreement setting forth the terms and provisions applicable to each Award granted under this Plan.

     "Board" or "Board of Directors" means the Board of Directors of the Company.

     "Board Member" means any individual who is a member of the Board of Directors of the Company.

     "Cause" means, unless otherwise defined in any employment agreement with the Participant or Award Agreement, any one or more of the following:

          (A) A Participant's plea of guilty or no contest to, or finding of guilty for, commission of a crime that, in the judgment of the Committee, may result in injury to the Company or a Subsidiary or to the reputation of the Company or a Subsidiary;

          (B) The material violation by the Participant of written policies or established practices of the Company or a Subsidiary including, but not limited to, anti-discrimination and anti-harassment policies and practices;

          (C) In the good faith belief of the Company, the habitual neglect by the Participant in the performance of his or her duties to the Company or a Subsidiary after notice by the Committee and thirty days to cure;

          (D) Action or inaction by the Participant in connection with his or her duties to the Company or a Subsidiary resulting, in the judgment of the Committee, in a material injury to the Company or a Subsidiary or to the reputation of the Company or a Subsidiary;

          (E) The rendering of services by the Participant for any organization or business engaging directly or indirectly in any business that is or becomes competitive with the Company or a Subsidiary or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company or a Subsidiary;

          (F) Any attempt by the Participant directly or indirectly to induce any employee of the Company or a Subsidiary to be employed or perform services elsewhere or any attempt directly or indirectly to solicit (other than for the account of the Company or a Subsidiary) the trade or business of any current or prospective customer, supplier, or partner of the Company or a Subsidiary; or

          (G) Any other conduct or act determined by the Committee to be injurious, detrimental, or prejudicial to any interest of the Company or a Subsidiary, including, but not limited to, the reputation of the Company or a Subsidiary.

        "Change in Control" shall have the meaning assigned to such term in
Section 12.3.

        "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

        "Committee" means the committee appointed by the Board (pursuant to Section 3.1) to administer this Plan.

        "Common Stock" means the Class A Convertible Common Stock, $.001 par value, of the Company.

        "Company" means American Italian Pasta Company, a Delaware corporation, and any successor thereto. With respect to the definition of Performance Goals, the Committee in its sole discretion may determine that "Company" means American Italian Pasta Company, and/or any of its consolidated subsidiaries.

        "Consultant" means any consultant, independent contractor or other person who provides significant services to the Company or its Affiliates, but who is neither an Employee nor a Board Member.

        "Disability" means a permanent and total disability within the meaning of Code section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Committee in its sole discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

        "Employee" means any employee of the Company or of an Affiliate, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific section of ERISA or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

        "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

        "Fair Market Value" means (A) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and (B) with respect to Shares, unless otherwise determined in the good faith discretion of the Committee, as of any date, (i) the closing price on the date of determination on the New York Stock Exchange (or, if no sale of Shares was reported for such date, on the next preceding date on which a sale of Shares was reported), (ii) if the Shares are not listed on the New York Stock Exchange, the closing price of the Shares on such other national exchange on which the Shares are principally traded or as reported by the National Market System, or similar organization, or if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the National Quotation Bureau Incorporated or similar organizations; or (iii) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined (which determination shall be conclusive) in good faith by the Committee, based upon the value of the Company as a going concern, as if such Shares were publicly owned stock, but without any discount with respect to minority ownership.

        "Fiscal Year" means the fiscal year of the Company.

        "Freestanding SAR" means a SAR that is granted independently of any Option.

        "Grant Date" means, with respect to an Award, the date that the Award was granted.

        "Incentive Stock Option" means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of section 422 of the Code.

        "Nonemployee Board Member" means a Board Member who is not an employee of the Company or of any Affiliate.

        "Nonqualified Stock Option" means an Option to purchase Shares which is not an Incentive Stock Option.

        "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

        "Participant" means an Employee, Consultant or Nonemployee Board Member.

        "Performance Goals" means the goal(s) (or combined goal(s)) determined by the Committee (in its sole discretion) to be applicable to a Participant with respect to an Award. For Awards that are intended to qualify as "performance-based compensation" under section 162(m) of the Code, as determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following predetermined measurements: (a) earnings (either in the aggregate or on a per-share basis); (b) net income (before or after taxes); (c) operating income;
(d) cash flow; (e) return measures (including return on assets, equity or sales); (f) earnings before or after taxes, and before or after depreciation and amortization; (g) gross revenues; (h) share price (including growth measures and total stockholder return or attainment by the Shares of a specified value for a specified period of time); (i) reductions in expense levels in each case where applicable determined either in a Company-wide basis or in respect of any one or more business units; (j) net economic value; or (k) market share. The Performance Goals may differ from Participant to Participant and from Award to Award.

        "Performance Period" shall have the meaning assigned to such term in
Section 8.3.

        "Performance Share" means an Award granted to a Participant pursuant to
Section 8.

        "Performance Unit" means an Award granted to a Participant pursuant to
Section 8.

        "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and, therefore, the Shares are subject to a substantial risk of forfeiture. As provided in Section 7, such restrictions may be based on the passage of time, the achievement of target levels of performance or the occurrence of other events as determined by the Committee in its sole discretion.

        "Plan" means the American Italian Pasta Company 2000 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

        "Reload Option" shall have the meaning assigned in Section 5.9.

        "Restricted Stock" means an Award granted to a Participant pursuant to
Section 7.

        "Retirement" means, in the case of an Employee, a Termination of Service by reason of the Employee's retirement pursuant to any retirement program instituted by the Company or any Affiliate employer or as otherwise agreed to by the Employer or the applicable Affiliate employer. With respect to a Consultant, no Termination of Service shall be deemed to be on account of "Retirement". With respect to a Nonemployee Board Member, "Retirement" means termination of service on the Board at or after age sixty-five (65).

        "Rule 16b-3" means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

        "Section 16 Person" means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

        "Shares" means the shares of Common Stock of the Company.

        "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, that is designated as a SAR pursuant to
Section 6.

        "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        "Tandem SAR" means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR shall be canceled to the same extent).

        "Termination of Service" means (a) in the case of an Employee, a cessation of the employee-employer relationship between an employee and the Company or an Affiliate for any reason, including, but not limited to, a cessation by resignation, discharge, death, Disability,

Retirement or the disaffiliation of an Affiliate, but excluding any such cessation where there is a simultaneous reemployment by the Company or an Affiliate, and (b) in the case of a Board Member or Consultant, a cessation of the service relationship between a Board Member or Consultant and the Company or an Affiliate for any reason, including, but not limited to, a cessation by resignation, discharge, death, Disability, Retirement (with respect to a Board Member) or the disaffiliation of an Affiliate, but excluding any such cessation where there is a simultaneous reengagement of the Board Member or Consultant by the Company or an Affiliate.

                                   SECTION 3
                                 ADMINISTRATION

     3.1 The Committee. Subject to Section 3.2, the Plan shall be administered by the Board, or a committee appointed by the Board to administer the Plan. Any references herein to "Committee" are references to the Board, or a committee established by the Board, as applicable. To the extent the Board considers it desirable to comply with or qualify under Rule 16b-3 or meet the performance-based exception under section 162(m) of the Code, the Committee shall consist of two or more directors of the Company, all of whom qualify as "outside directors" as defined for purposes of the regulations under Code section 162(m) and "non-employee directors" within the meaning of Rule 16b-3. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 and Code section 162(m) as then in effect.

     3.2 Authority of the Committee. Subject to the express provisions of the Plan, the Committee has full and final authority and sole discretion as follows:

          (a) To determine when, to whom and in what types and amounts Awards should be granted and the terms and conditions applicable to each Award, and whether or not specific Awards shall be granted in connection with other specific Awards, and if so whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards;

          (b) To construe and interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan;

          (c) To make, amend and rescind rules relating to the Plan, including rules with respect to the exercisability and nonforfeitability of Awards upon the Termination of Service of a Participant;

          (d) To determine the terms and conditions of all Award Agreements (which need not be identical) and, with the consent of the Participant, to amend any such Award Agreement at any time, provided that the consent of the Participant shall not be required for any amendment which (A) does not adversely affect the rights of the Participant, or (B) is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new or change in existing applicable law;

          (e) To cancel, with the consent of the Participant, outstanding Awards and to grant new Awards in substitution therefor;

          (f) To accelerate the exercisability (including exercisability within a period of less than six months after the Grant Date) of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time, including in connection with a Termination of Service;

          (g) To make such adjustments or modifications to Awards to Participants working outside the United States as are advisable to fulfill the purposes of the Plan;

          (h) To impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Participant; and

          (i) To take any other action with respect to any matters relating to the Plan for which it is responsible.

     3.3 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under this Plan to one or more Board Members or officers of the Company; provided, however, that the Committee may not delegate its authority and powers in any way which would jeopardize this Plan's or any Award's qualification under Rule 16b-3 or Code section 162(m).

     3.4 Decisions Binding. All determinations and decisions made by the Committee, the Board and any delegate of the Committee pursuant to Section 3.3 shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

                                   SECTION 4
                 SHARES SUBJECT TO THIS PLAN; GENERAL CONDITIONS

     4.1 Number of Shares. The Shares for which Awards may be granted under the Plan shall be subject to the following:

          (a) The Shares with respect to which Awards may be made under the Plan shall be Shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including Shares purchased in the open market or in private transactions.

          (b) Subject to adjustment as provided in Sections 4.2 and 4.3 and to the following provisions of this Section 4.1, the maximum number of Shares that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of: (i) 1,000,000 Shares; and (ii) any Shares available for future awards under the Company's 1997 Equity Incentive Plan (the "Prior Plan") as of the effective date of this Plan, and any Shares that are represented by awards granted under the Prior Plan which are forfeited, expire or are canceled without delivery of Shares or which result in the forfeiture of Shares back to the Company.

          (c) If the Exercise Price of, or the tax withholding with respect to any Award granted under the Plan or the Prior Plan is satisfied by tendering Shares to the Company (by either actual delivery or by attestation), such Shares shall also be available for delivery under the Plan.

          (d) Notwithstanding anything to the contrary in this Section 4.1, in no event, shall grants of Incentive Stock Options exceed 1,000,000 Shares.

     4.2 Lapsed Awards. If an Award is settled in cash, or is canceled, terminates, expires or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award thereafter shall be available to be the subject of another Award. With respect to an Award that is intended to qualify as "performance-based compensation" under section 162(m) of the Code, if an Award is cancelled, the Shares subject to the Award continue to count against the maximum number of Shares under an Award which may be granted to a Participant in any fiscal year.

     4.3 Adjustments in Awards and Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, stock split, Share combination, or other change in the corporate structure of the Company affecting the Shares, the Committee shall adjust the number and class of Shares which may be delivered under this Plan, the number, class and price of Shares subject to outstanding Awards, and the numerical limits of Sections 4.1, 5.1, 6.1, 7.1 and 8.1, or if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, in such a manner as the Committee (in its sole discretion) shall determine to be advisable or appropriate to prevent the dilution or diminution of such Awards. In each case, with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate section 422(b)(1) of the Code or any successor provision thereto. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

     4.4 Buy-Out Provision. The Committee may at any time offer on behalf of the Company to buy out, for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Committee, in its sole discretion, shall establish and communicate to the applicable Participant at the time such offer is made.

     4.5 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Award as it may deem advisable or appropriate in its sole discretion, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, and any blue sky or state securities laws.

     4.6 Cancellation and Rescission of Awards.

          (a) Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexercised Award at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan or if the Participant has a Termination of Service for Cause.

          (b) Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan. In the event a Participant fails to comply with the provisions of this Section 4.6 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award, such exercise, payment or delivery may be rescinded by the Company within two years thereafter. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.

     4.7 Loans and Guarantees. The Committee may in its discretion allow a Participant to defer payment to the Company of all or any portion of (i) the Exercise Price of an Option, (ii) the purchase price of Restricted Stock, if any, or (iii) subject to applicable law, any taxes associated with the exercise, nonforfeitability of, or payment of benefits in connection with, an Award, or cause the Company to guarantee a loan from a third party to the Participant, in an amount equal to all or any portion of such Exercise Price, or any related taxes. Any such payment deferral or guarantee by the Company shall be on such terms and conditions as the Committee may determine.

                                   SECTION 5
                                  STOCK OPTIONS

     5.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option; provided, however, that during any Fiscal Year, no Participant shall be granted Options covering more than 500,000 Shares. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or any combination thereof.

     5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option and such other terms and conditions as the Committee, in its sole discretion, shall determine. The Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

     5.3 Exercise Price. Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

          5.3.1 Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price may be less than the Fair Market Value of a Share on the Grant Date.

          5.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

          5.3.3 Substitute Options. Notwithstanding the provisions of Sections
     5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Participants on account of such transaction may be granted Options in substitution for options granted by such former employer or recipient of services. If such substitute Options are granted, the Committee, in its sole discretion and consistent with section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than one hundred (100%) of the Fair Market Value of the Shares on the Grant Date.

     5.4 Expiration of Options.

          5.4.1 Expiration Dates. Except as provided in Section 5.8 regarding Incentive Stock Options, each Option shall terminate upon the earlier of the first to occur of the following events:

               (a) The date(s) for termination of the Option set forth in the Award Agreement; or

               (b) The expiration of ten (10) years from the Grant Date.

          5.4.2 Committee Discretion. Subject to the limits of Section 5.4.1, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.8 regarding Incentive Stock Options).

     5.5 Exercisability of Options. Options granted under this Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option. If the Committee provides that any Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine.

     5.6 Termination of Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following Termination of Service. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement, need not be uniform among all Options granted under the Plan, and may reflect distinctions based on the reasons for Termination of Service.

     5.7 Payment. Options shall be exercised by the Participant's delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

     Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee, in its sole discretion, determines (i) to provide legal consideration for the Shares, and
(ii) to be consistent with the purposes of this Plan.

     As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant's designated broker), Share certificates (which may be in book entry form) representing such Shares.

     5.8 Certain Additional Provisions for Incentive Stock Options.

          5.8.1 Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

          5.8.2 Termination of Service. No Incentive Stock Option may be exercised more than three (3) months after the Participant's Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and (b) the Award Agreement or the Committee permits later exercise. No Incentive Stock Option may be exercised more than one (1) year after the Participant's termination of employment on account of Disability, unless (a) the Participant dies during such one-year period, and (b) the Award Agreement or the Committee permits later exercise.

          5.8.3 Company and Subsidiaries Only. Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.

          5.8.4 Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

          5.8.5 Nontransferable. Each Incentive Stock Option shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Participant's lifetime, only by the Participant; provided, however, that the Participant may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Participant's death.

     5.9 Grant of Reload Options. The Committee may in connection with the grant of an Option, in the Award Agreement, provide that a Participant who (i) is a Participant when he or she exercises an Option (the "Exercised Option"), (ii) has not received a Reload Option (as defined below) within the six (6) months prior to such exercise, and (iii) satisfies the Exercise Price or any required tax withholding applicable thereto with Shares which have been held by the Participant for at least six (6) months, shall automatically be granted, subject to Section 3, an additional Option ("Reload Option") in an amount equal to the sum ("Reload Number") of the number of Shares tendered to exercise the Exercised Option plus, if so provided by the Committee, the number of Shares, if any, retained by the Company in connection with the exercise of the Exercised Option to satisfy any federal, state or local tax withholding requirements; provided that no Reload Option shall be granted in connection with the exercise of an Option that has been transferred by the initial Participant thereof. All Reload Options shall be Nonqualified Stock Options.

     5.10 Conditions on Reload Options. Reload Options shall be subject to the following terms and conditions:

          (a) The Grant Date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates.

          (b) Unless otherwise determined by the Committee, the Reload Option shall be fully vested and may be exercised at any time during the remaining term of the Exercised Option (subject to earlier termination thereof as provided in the Plan or in the applicable Award Agreement).

          (c) Unless otherwise determined by the Committee, the terms of the Reload Option shall be the same as the terms of the Exercised Option to which it relates, except that the Exercise Price for the Reload Option shall, in every case, be 100% of the Fair Market Value of a Share on the Grant Date of the Reload Option.

          (d) Each Award Agreement shall state whether the Committee has authorized Reload Options with respect to the underlying Stock Options. Upon the exercise of an Underlying Stock Option or other Reload Option, the Reload Option will be evidenced by an amendment to the underlying Award Agreement or a new Award Agreement.

          (e) No additional Reload Options shall be granted to Participants when Stock Options and/or Reload Options are exercised pursuant to the terms of this Plan following Termination of Service with the Company or a Subsidiary.

                                   SECTION 6
                            STOCK APPRECIATION RIGHTS

     6.1 Grant of SARs. Subject to the terms and conditions of this Plan, an SAR may be granted to Participants at any time and from time to time as shall be determined by the Committee, in its sole discretion. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

          6.1.1 Number of Shares. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs covering more than 500,000 Shares.

          6.1.2 Exercise Price and Other Terms. The Committee, subject to the provisions of this Plan, shall have complete discretion to determine the terms and conditions of SARs granted under this Plan; provided, however, that the exercise price of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. The exercise price of Tandem or Affiliated SARs shall equal the Exercise Price of the related Option.

     6.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

     6.3 Exercise of Affiliated SARs. An Affiliated SAR shall be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR shall not necessitate a reduction in the number of Shares subject to the related Option.

     6.4 Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine.

     6.5 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

     6.6 Expiration of SARs. An SAR granted under this Plan shall expire upon the date determined by the Committee, in its sole discretion, as set forth in the Award Agreement. Notwithstanding the foregoing, the terms and provisions of
Section 5.4 also shall apply to SARs.

     6.7 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

          (a) The positive difference between the Fair Market Value of a Share on the date of exercise over the exercise price; by

          (b) The number of Shares with respect to which the SAR is exercised.

     At the sole discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in any combination thereof.

                                   SECTION 7
                                RESTRICTED STOCK

     7.1 Grant of Restricted Stock. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant; provided, however, that during any Fiscal Year, no Participant shall receive more than 500,000 Shares of Restricted Stock. The Committee shall determine the amount, if any, that a Participant shall pay for Restricted Stock, subject to applicable requirements of the Delaware General Corporation Law.

     7.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee, in its sole discretion, determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the end of the applicable Period of Restriction.

     7.3 Transferability. Except as otherwise determined by the Committee, in its sole discretion, Shares of Restricted Stock may not be sold, transferred, gifted, bequeathed, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, until the end of the applicable Period of Restriction.

     7.4 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate in accordance with this Section 7.4.

          7.4.1 General Restrictions. The Committee may set restrictions based upon (a) the achievement of specific performance objectives (Company-wide, divisional or individual), (b) applicable Federal or state securities laws, or (c) any other basis determined by the Committee in its sole discretion.

          7.4.2 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as "performance-based compensation" under section 162(m) of the Code, the Committee, in its sole discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as "performance-based compensation" under section 162(m) of the Code. In granting Restricted Stock that is intended to qualify under Code section 162(m), the Committee shall follow any procedures determined by it in its sole discretion from time to time to be necessary, advisable or appropriate to ensure qualification of the Restricted Stock under Code section 162(m) (e.g., in determining the Performance Goals).

          7.4.3 Legend on Certificates. The Committee, in its sole discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

               "THE SALE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE AMERICAN ITALIAN PASTA COMPANY 2001 EQUITY INCENTIVE PLAN, AND IN A RESTRICTED STOCK AGREEMENT. A COPY OF THIS PLAN AND SUCH RESTRICTED STOCK AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF AMERICAN ITALIAN PASTA COMPANY."

     7.5 Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under this Plan shall be released from escrow as soon as practicable after the end of the applicable Period of Restriction. The Committee, in its sole discretion, may accelerate the time at which any restrictions shall lapse and remove any restrictions. After the end of the applicable Period of Restriction, the Participant shall be entitled to have any legend or legends under Section 7.4.3 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

     7.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the applicable Award Agreement provides otherwise.

     7.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the applicable Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

     7.8 Return of Restricted Stock to Company. On the date set forth in the applicable Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and thereafter shall be available for grant under this Plan.

     7.9 Termination of Service. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Stock following his or her Termination of Service. Such provision shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Restricted Stock issued pursuant to the Plan and may reflect distinctions based on the reasons for termination.

                                   SECTION 8
                    PERFORMANCE UNITS AND PERFORMANCE SHARES

     8.1 Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Participants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant; provided, however, that during any Fiscal Year, (a) no Participant shall receive Performance Units having an initial value greater than the value of 250,000 Shares, and (b) no Participant shall receive more than 250,000 Performance Shares.

     8.2 Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

     8.3 Performance Objectives and Other Terms. The Committee shall set performance objectives in its sole discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares, or both, that will be paid out to the Participants. The time period during which the performance objectives must be met shall be called the "Performance Period". Each Award of Performance Units or Performance Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

          8.3.1 General Performance Objectives. The Committee may set performance objectives based upon (a) the achievement of Company-wide, divisional or individual goals, (b) applicable Federal or state securities laws, or (c) any other basis determined by the Committee in its discretion.

          8.3.2 Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Units or Performance Shares as "performance-based compensation" under section 162(m) of the Code, the Committee, in its sole discretion, may determine that the performance objectives applicable to Performance Units or Performance Shares, as the case may be, shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Units or Performance Shares, as the case may be, to qualify as "performance-based compensation" under section 162(m) of the Code. In granting Performance Units or Performance Shares which are intended to qualify under Code section 162(m), the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate in its sole discretion to ensure qualification of the Performance Units or Performance Shares, as the case may be, under Code section 162(m) (e.g., in determining the Performance Goals).

     8.4 Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payout of the number of Performance Units or Performance Shares, as the case may be, earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Unit or Performance Share, the Committee, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit or Performance Share.

     8.5 Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units or Performance Shares shall be made as soon as practicable after the end of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units or Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares, as the case may be, at the end of the applicable Performance Period), or in any combination thereof.

     8.6 Cancellation of Performance Units/Shares. On the earlier of the date set forth in the Award Agreement or the Participant's Termination of Service (other than by death, Disability or, with respect to an Employee, Retirement), all unearned or unvested Performance Units or Performance Shares shall be forfeited to the Company, and thereafter shall be available for grant under this Plan. In the event of a Participant's death, Disability or, with respect to an Employee, Retirement, prior to the end of a Performance Period, the Committee shall reduce his or her Performance Units or Performance Shares proportionately based on the date of such Termination of Service.

                                   SECTION 9
                                  MISCELLANEOUS

     9.1 Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral election shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

     9.2 No Effect on Employment or Service. Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or service at any time, with or without Cause. For purposes of this Plan, transfer of employment of a Participant between the Company and any of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment or secure relationship with the Company and its Affiliates is on an at-will basis only, unless otherwise provided by an applicable written employment or service agreement between the Participant and the Company or its Affiliate, as the case may be.

     9.3 Participation. No Participant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

     9.4 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including attorneys' fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company's prior written approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

     9.5 Successors. All obligations of the Company under this Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

     9.6 Beneficiary Designations. If permitted by the Committee, a Participant under this Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant's death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate and, subject to the terms of this Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant's estate.

     9.7 Transferability of Awards. Unless otherwise provided by the Committee in an Award Agreement, no Award granted under this Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 9.6.

     9.8 No Rights as Stockholder. Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary thereof) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or the exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or his or her beneficiary).

                                   SECTION 10
                       AMENDMENT, TERMINATION AND DURATION

     10.1 Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend or terminate this Plan, or any part thereof, at any time and for any reason; provided, however, that if and to the extent required by law or to maintain this Plan's qualification under Rule 16b-3, the Code, or the rules of any national securities exchange (if applicable), any such amendment shall be subject to stockholder approval. Subject to Section 3.2(d), the amendment, suspension or termination of this Plan shall not, without the consent of the Participant, adversely affect any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of this Plan.

     10.2 Duration of this Plan. This Plan shall become effective on the date specified herein, and subject to Section 10.1 (regarding the Board's right to amend or terminate this Plan), shall remain in effect thereafter; provided, however, that without further stockholder approval, no Incentive Stock Option may be granted under this Plan after the tenth anniversary of the effective date of this Plan.

                                   SECTION 11
                                 TAX WITHHOLDING

     11.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or the exercise thereof), the Company shall have the power and the right to deduct or withhold from any amounts due to the Participant from the Company, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation) required to be withheld with respect to such Award (or the exercise thereof).

     11.2 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part, by
(a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares then owned by the Participant having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount that the Committee agrees may be withheld at the time any such election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

     11.3 Notification under Code section 83(b). If the Participant, in connection with the exercise of any Option, or the grant of Restricted Stock, makes the election permitted under section 83(b) of the Code to include in such Participant's gross income in the year of transfer the amounts specified in section 83(b) of the Code, then such Participant shall notify the Company of such election within 10 days after filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Participant from making the election described above.

                                   SECTION 12
                                CHANGE IN CONTROL

     12.1 Change in Control. In the event of a Change in Control of the Company, all Awards granted under this Plan that then are outstanding and not then exercisable or are subject to restrictions, shall, except as provided in Section 12.2, or unless otherwise provided for in the Award Agreements applicable thereto, become immediately exercisable, and all restrictions shall be removed, as of the first date that the Change in Control has been deemed to have occurred, and shall remain as such for the remaining life of the Award as provided herein and within the provisions of the related Award Agreements.

Notwithstanding the preceding sentence, in the event that the Committee is advised by the Company's independent auditors that the effect of the preceding sentence would be to preclude the ability of the Company to account for an acquisition or merger transaction as a pooling of interests, the Committee may declare the preceding sentence to be inoperable to such extent as the Committee, in its sole discretion, deems advisable.

     12.2 Adjustments upon Merger or Asset Sale. In the event of a Change in Control under Section 12.3(c) or (d)(ii) (a "Section 12.2 Event") and the successor corporation does not either (i) assume each outstanding Award or (ii) substitute an equivalent award by the successor corporation or a Parent or Subsidiary of the successor corporation, then the Award shall fully vest and become immediately exercisable and the Committee shall notify the Participant that the Award shall be exercisable for a period of twenty-five (25) days from the date of such notice, and the Award shall terminate upon the expiration of such period unless exercised. For the purposes of this paragraph, the Award shall be considered assumed if, following the Section 10.2 Event, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Section 12.2 Event, equal consideration (whether stock, cash, or other securities or property) as received in the Section 12.2 Event by holders of each Share of common stock held on the effective date of the transaction (and if holders of Shares were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Section
12.2 Event was not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to the award, to be cash and/or other securities equal in fair market value to the per share consideration received by holders of common stock in the merger or sale of assets.

     12.3 Definition. For purposes of this Section 12, a Change in Control of the Company shall be deemed to have occurred if the conditions set forth in any one or more of the following shall have been satisfied, unless such condition shall have received prior approval of a majority vote of the Continuing Directors, as defined below, indicating that this Section 12 shall not apply thereto:

          (a) any "person", as such term is used in Sections 13(d) and 14(d) of the 1934 Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the Company's then outstanding securities or 51% or more of the combined voting power of the Company's then outstanding securities;

          (b) during any period of two consecutive years (not including any period prior to the Effective Date of this Plan), individuals ("Existing Directors") who at the beginning of such period constitute the Board of Directors, and any new board member (an "Approved Director") (other than a board member designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (b) or (c) of this Section 12.3) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of a least two-thirds (2/3) of the board members then still in office who either were board members at the beginning of the period or whose election or nomination for election previously was so approved (Existing Directors together with Approved Directors constituting "Continuing Directors"), cease for any reason to constitute at least a majority of the Board of Directors; or

          (c) the consummation of the merger or consolidation of the Company with any other corporation, other than a merger with a wholly-owned subsidiary, the sale of substantially all of the assets of the Company, or the liquidation or dissolution of the Company, unless, in the case of a merger or consolidation, (x) the directors in office immediately prior to such merger or consolidation will constitute at least majority of the Board of the surviving corporation of such merger or consolidation and any parent (as such term is defined in Rule 12b-2 under the Exchange Act) of such corporation, or (y) the voting securities of the Company outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66-2/3% of the combined voting power of the voting securities of the Company or such surviving entity and are owned by all or substantially all of the persons who were the holders of the voting securities of the Company immediately prior to the transaction in substantially the same proportions as such holders owned such voting securities immediately prior to the transaction; or

          (d) the stockholders of the Company approve (i) a plan of complete liquidation of the Company or (ii) an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

                                   SECTION 13
                               LEGAL CONSTRUCTION

     13.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

     13.2 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     13.3 Requirements of Law. The grant of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required from time to time.

     13.4 Securities Law Compliance. With respect to Section 16 Persons, Awards under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of this Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable or appropriate by the Committee in its sole discretion.

     13.5 Governing Law. This Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware (excluding its conflict of laws provisions).

     13.6 Captions. Captions are provided herein for convenience of reference only, and shall not serve as a basis for interpretation or construction of this Plan.

                               AMENDMENT NO. 1 TO
                         AMERICAN ITALIAN PASTA COMPANY
                           2000 EQUITY INCENTIVE PLAN

     The American Italian Pasta Company 2000 Equity Incentive Plan is hereby amended as follows:

     1. Section 5 is amended by adding the following new Section 5.9:

               5.9 Repricing of Options. The Company may not reprice, replace or regrant an outstanding Option either in connection with the cancellation of such Option or by amending an Award Agreement to lower the Exercise Price of such Option.

     2. Section 5.3.1 is amended by deleting the existing Section 5.3.1 entirely and replacing it as follows:

                      5.3.1 Non-Qualified Stock Options. In the case of a
               Nonqualified Stock Option, the Exercise Price may not be less than the Fair Market Value of a Share on the Grant Date; provided however, that the Committee may, where a Nonqualified Stock Option is issued in lieu of a Participant's salary or cash bonus, set the Exercise Price at no less than 85% of the Fair Market Value of a Share on the Grant Date.

     3. Section 7.1 is amended by adding the following at the end thereof:

               Restricted Stock which is awarded to a Participant as an incentive for such Participant to remain employed by the Company shall have a minimum three year Period of Restriction. Restricted Stock awarded to a Participant as an incentive for such Participant's performance as an employee shall have a minimum one year Period of Restriction.

     4. Section 8.3 is amended by adding the following at the end thereof:

          A Performance Period may not be less than one year.

     5. Section 10.1 is amended by deleting the first sentence thereof and replacing it with the following:

               The Board, in its sole discretion, may amend or terminate this Plan, or any part thereof, at any time and for any reason; provided, however, that the Board will obtain stockholder approval for any amendment which materially increases the number of Shares which may be delivered to Participants under this Plan, materially changes the categories of Participants who may participate in this Plan, and any other amendment which would require stockholder approval pursuant to the rules of the New York Stock Exchange, any other applicable national security exchange, or any applicable laws or regulations.